UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 25, 2008
DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 S. Diamond Street
Stockton, California	95205

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (209) 467-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On March 25, 2008, the Board of Directors of Diamond Foods, Inc. (the “Company”) increased the size of the Board of Directors from nine to ten directors and, upon recommendation of the Nominating and Corporate Governance Committee, unanimously appointed Ed Blechschmidt as a new member of the Board, effective immediately. The Board also determined that Mr. Blechschmidt qualified as an independent director, and appointed him as a member and Chairman of the Audit Committee. There is no arrangement or understanding between Mr. Blechschmidt and any other person pursuant to which Mr. Blechschmidt was appointed as a director of the Company. Mr. Blechschmidt is eligible to participate in all compensation plans available to the Company’s other independent directors, and other than such compensation plans, there are no related person transactions between Mr. Blechschmidt and the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.
Date: March 28, 2008	By:	/s/ Stephen Kim
		Name:	Stephen Kim
		Title:	Vice President, General Counsel

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